Exhibit 10.1

NOTE AMENDMENT AGREEMENT

THIS NOTE AMENDMENT AGREEMENT (this “Agreement”), dated April 19, 2016,  is made by and among DALEA PARTNERS, LP, an Oklahoma limited partnership (“Dalea Partners”), TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (the “Company”) , and N. MALONE MITCHELL, 3RD (“Mitchell”).

RECITALS

WHEREAS, the Company issued 13% Convertible Notes pursuant to an Indenture, dated February 20, 2015, between the Company, as Issuer, and U.S. National Bank Association, as Trustee (the “Indenture”), and Dalea Partners holds $2,050,000 principal amount of such notes (the “Dalea Convertible Notes”);

WHEREAS, in accordance with the terms of the Indenture, Dalea Partners may convert the Dalea Convertible Notes into common stock of the Company;

WHEREAS, Dalea Partners will execute and deliver a First Amended and Restated Promissory Note (the “Amended Note”), dated April 19, 2016 (the “Closing Date”), in favor of the Company, in the principal sum of 7,964,053.21, which Amended Note will amend and restate that certain Promissory Note, dated June 13, 2012, made by Dalea Partners in favor of the Company in the principal amount of $11,500,000 (the “Original Note”);

WHEREAS, in connection with the amendment of the Original Note pursuant to the Amended Note, Dalea Partners, the Company and Mitchell will enter into a Pledge Agreement whereby Dalea Partners will pledge the Dalea Convertible Notes as security for the performance of Dalea Partners obligations under the Amended Note (the “Pledge Agreement”); and

WHEREAS, in connection with the amendment of the Original Note pursuant to the Amended Note, Mitchell will agree to reaffirm that certain Guaranty, dated June 13, 2012, whereby Mitchell guaranteed the performance by Dalea Partners of its obligations under the Original Note, in order that Mitchell will guarantee the performance by Dalea Partners of its obligations under the Amended Note (the “Reaffirmed Guarantee”);

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first above written.

1.Amended Note.  On or before the Closing Date, Dalea Partners and the Company shall execute and deliver to the Company the Amended Note in substantially the form of Exhibit A attached hereto, including the Reaffirmed Guarantee that shall be executed by Mitchell.

2.Pledge Agreement.  On or before the Closing Date, Dalea Partners, the Company and Mitchell shall execute and deliver the Pledge Agreement in substantially the form of Exhibit B hereto.

3.Additional Security Instruments.  In accordance with the Pledge Agreement, as and when requested by the Company, Dalea Partners shall execute an irrevocable instruction to the Paying Agent (as defined in the Indenture) instructing the Paying Agent to pay to the Company, rather than Dalea Partners, any interest otherwise payable to Dalea Partners under the Dalea Convertible Notes in accordance with the terms of the Pledge Agreement. Further, in accordance with the terms of the Pledge Agreement, if any Dalea Convertible Notes are exchanged, converted or redeemed as permitted under the Pledge Agreement, Dalea Partners shall execute an amended irrevocable instruction to the Paying Agent to pay to the Company, rather than Dalea Partners, any cash payable to Dalea Partners upon such exchange, conversion or redemption and any interest or dividends otherwise payable to Dalea Partners under the terms of any  securities of the Company received by Dalea Partners as a result of such exchange, conversion or redemption.  Such instructions are referred to herein, collectively, as the “Instructions”.

The Company agrees to apply all payments received from the Paying Agent pursuant to the Instructions against the outstanding principal of, and any accrued and unpaid interest due on, the Amended Note in accordance with the terms of the Pledge Agreement.

4.VIL Account.  In order to reduce the outstanding principal balance of the Original Note, as reflected in the Amended Note, on or before the Closing Date Dalea Partners and Mitchell shall cause a certain account payable of a former subsidiary of the Company, TransAtlantic Albania Ltd., in the amount of $3,535,946.79, which account was subject to an indemnity obligation of the Company, to be transferred and assigned to the Company.  Dalea Partners and the Company will enter into an Assignment of such account in substantially the form of Exhibit C  attached hereto.  Such Assignment, together with the Amended Note, the Reaffirmed Guarantee, the Pledge Agreement and the Instructions are sometimes referred to herein, collectively, as the “Transaction Documents”.

5.Further Assurances.  On or after the Closing Date, Dalea Partners and Mitchell will take all appropriate actions (including, without limitation, obtaining any consents of third parties) and execute (or cause to be executed) all documents, instruments or conveyances of any kind that the Company, in its reasonable discretion, determines are necessary or appropriate in order to carry out any of the provisions hereof or of the Transaction Documents.

6.Miscellaneous.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS HEREOF, the undersigned have duly executed this Agreement on the date first written above.

DALEA PARTNERS, LP

By:	Dalea Management, LLC, its General Partner

By:	/s/ N. Malone Mitchell, 3rd
N. Malone Mitchell, 3rd, as Manager

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Chad D. Burkhardt
Name:	Chad D. Burkhardt
Title:	Vice President

/s/ N. Malone Mitchell, 3rd
N. Malone Mitchell, 3rd

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